SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CELESTIAL SEASONINGS

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/16/97           13,000            23.7500
               THE GABELLI CAPITAL ASSET FUND
                                 7/16/97           12,000            23.7500
          GAMCO INVESTORS, INC.
                                 7/16/97            3,000            23.8125
          GAMCO INVESTORS, INC.
                                 7/08/97            2,000            25.0000
                                 6/30/97            5,000            25.0000
                                 6/20/97              500            21.6250
                                 6/20/97              500-           21.6250
                                 6/19/97            5,500            23.4000






















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.


                                       28